Exhibit 99

MASCO CORPORATION REPORTS FOURTH QUARTER
AND 2021 YEAR-END RESULTS

Highlights

•Sales for the fourth quarter increased 9 percent to $2,022 million
•Operating profit for the quarter was $218 million; adjusted operating profit was $265 million
•Earnings per share from continuing operations for the quarter was $0.55 per share; adjusted earnings per share from continuing operations was $0.67 per share
•2022 earnings per share expected to be in the range of $4.06 – $4.26 per share, and on an adjusted basis, to be in the range of $4.10 – $4.30 per share
•Board declares a quarterly dividend of $0.28 per share, a 19 percent increase, payable on March 14, 2022 to shareholders of record on February 25, 2022

LIVONIA, Mich. (February 8, 2022) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported its results for the fourth quarter and full year of 2021.

2021 Fourth Quarter Results

•On a reported basis, compared to fourth quarter 2020:
•Net sales increased 9 percent to $2,022 million; in local currency and excluding acquisitions and divestitures, net sales increased 7 percent
•In local currency, North American sales increased 11 percent and international sales increased 3 percent
•Gross margin decreased 490 basis points to 30.6 percent from 35.5 percent
•Operating margin decreased 570 basis points to 10.8 percent from 16.5 percent
•Income from continuing operations decreased to $0.55 per share, compared to $0.73 per share
•Compared to fourth quarter 2020, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 25 percent, were as follows:
•Gross margin decreased 490 basis points to 30.7 percent from 35.6 percent
•Operating margin decreased 350 basis points to 13.1 percent from 16.6 percent
•Income from continuing operations decreased to $0.67 per share, compared to $0.75 per share
•Liquidity at the end of the fourth quarter was $1,926 million (including availability under revolving credit facility)
•Plumbing Products’ net sales increased 5 percent; excluding acquisitions and divestitures, sales increased 2 percent
•Decorative Architectural Products’ net sales increased 15 percent; excluding acquisitions, sales increased 14 percent

2021 Full Year Highlights

•Sales for the year increased 17 percent to $8,375 million; in local currency, sales increased 15 percent
•Operating profit grew 8 percent to $1,405 million; adjusted operating profit grew 11 percent to $1,454 million
•Returned $1,237 million to shareholders through share repurchases and dividends
•Earnings per share from continuing operations for the year declined 47 percent to $1.62 per share; adjusted earnings per share from continuing operations grew 19 percent to $3.70 per share

2021 Full Year Results

•On a reported basis, compared to full year 2020:
•Net sales increased 17 percent to $8,375 million; in local currency and excluding acquisitions and divestitures, net sales increased 13 percent
•In local currency, North American sales increased 14 percent and international sales increased 21 percent
•Gross margin decreased 180 basis points to 34.2 percent from 36.0 percent
•Operating profit increased 8 percent to $1,405 million from $1,295 million
•Operating margin decreased 120 basis points to 16.8 percent from 18.0 percent
•Income from continuing operations decreased 47 percent to $1.62 per share compared to $3.04 per share
•Compared to full year 2020, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 25 percent, were as follows:
•Gross margin decreased 190 basis points to 34.2 percent from 36.1 percent
•Operating profit increased 11 percent to $1,454 million from $1,306 million
•Operating margin decreased 80 basis points to 17.4 percent from 18.2 percent
•Income from continuing operations increased 19 percent to $3.70 per share compared to $3.12 per share

“We ended 2021 with another quarter of strong top-line growth, capping off an exceptional year, with sales growth of 17 percent, adjusted operating profit growth of 11 percent, and adjusted earnings per share growth of 19 percent,” said Masco President and CEO, Keith Allman. “These results demonstrate the strength and resilience of our company and our employees, who delivered for our customers and shareholders despite supply chain challenges and inflation headwinds. We also executed on our commitment to return capital to shareholders over the course of year, with $1.2 billion returned in 2021 in dividends and share repurchases, including $205 million returned during the fourth quarter.”

”Looking ahead, we expect demand for our products to remain strong in 2022,” said Allman. “We believe we are well positioned to outperform the market with our industry leading portfolio of branded, lower ticket, repair and remodel-oriented products that serve both the do-it-yourself and professional markets, favorable housing fundamentals, and demonstrated executional excellence. In 2022, we anticipate that we will achieve margin expansion, and expect to deliver adjusted earnings per share in the range of $4.10 to $4.30 per share,” concluded Allman.

Dividend Declaration

Masco’s Board of Directors declared a quarterly dividend of $0.28 per share, a 19 percent increase, payable on March 14, 2022 to shareholders of record on February 25, 2022.

“This dividend increase is consistent with our capital allocation strategy to target a dividend payout ratio of approximately 30 percent, and underscores the strength of our financial position, our ability to generate consistent, strong free cash flow, and the Board’s confidence in our future,” concluded Allman.

About Masco

Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets, bath and shower fixtures; Kichler® decorative and outdoor lighting; and HotSpring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.

The 2021 fourth quarter and full year supplemental material, including a presentation in PDF format, is available on the Company’s website at www.masco.com.

Conference Call Details

A conference call regarding items contained in this release is scheduled for Tuesday, February 8, 2022 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (844) 549-7577 and from outside the U.S. at (442) 275-1712. Please use the conference identification number 5794675. The conference call will be webcast simultaneously and in its entirety through the Company’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on the Company’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (855) 859-2056 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 5794675. The telephone replay will be available approximately two hours after the end of the call and continue through March 10, 2022.

Safe Harbor Statement

This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.

Our future performance may be affected by the levels of residential repair and remodel activity, and to a lesser extent, new home construction, our ability to maintain our strong brands and reputation and to develop innovative products, our ability to maintain our competitive position in our industries, our reliance on key customers, the duration of the ongoing COVID-19 pandemic, including its impact on domestic and international economic activity, consumer discretionary spending, our employees and our supply chain, the cost and availability of materials, our dependence on third-party suppliers and service providers, extreme weather events and changes in climate, risks associated with our international operations and global strategies, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to successfully execute our acquisition strategy and integrate businesses that we have and may acquire, our ability to attract, develop and retain talented and diverse personnel, risks associated with our reliance on information systems and technology, and risks associated with cybersecurity vulnerabilities, threats and attacks. These and other factors are discussed in detail in Item 1A. "Risk Factors" of this Report. Any forward-looking statement made by us speaks only as of the date on which it was made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact

David Chaika
Vice President, Treasurer and Investor Relations
313.792.5500
david_chaika@mascohq.com
# # #

MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three Months and Years Ended December 31, 2021 and 2020
(in millions, except per common share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net sales	$2,022	$1,860	$8,375	$7,188
Cost of sales	1,403	1,200	5,512	4,601
Gross profit	619	660	2,863	2,587

Selling, general and administrative expenses	356	353	1,413	1,292
Impairment charge for goodwill	45	—	45	—
Operating profit	218	307	1,405	1,295

Other income (expense), net:
Interest expense	(25)	(34)	(278)	(144)
Other, net	(1)	2	(439)	(20)
	(26)	(32)	(717)	(164)
Income from continuing operations before income taxes	192	275	688	1,131

Income tax expense	52	67	210	269
Income from continuing operations	140	208	478	862

Income from discontinued operations, net	—	3	—	414
Net income	140	211	478	1,276

Less: Net income attributable to noncontrolling interest	8	16	68	52
Net income attributable to Masco Corporation	$132	$195	$410	$1,224

Income per common share attributable to Masco Corporation (diluted):
Income from continuing operations	$0.55	$0.73	$1.62	$3.04
Income from discontinued operations, net	—	0.01	—	1.55
Net income	$0.55	$0.74	$1.62	$4.59

Average diluted common shares outstanding	245	261	251	264

Amounts attributable to Masco Corporation:
Income from continuing operations	$132	$192	$410	$810
Income from discontinued operations, net	—	3	—	414
Net income	$132	$195	$410	$1,224

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months and Years Ended December 31, 2021 and 2020
(dollars in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$2,022	$1,860	$8,375	$7,188

Gross profit, as reported	$619	$660	$2,863	$2,587
Rationalization charges	2	2	4	9
Gross profit, as adjusted	$621	$662	$2,867	$2,596

Gross margin, as reported	30.6%	35.5%	34.2%	36.0%
Gross margin, as adjusted	30.7%	35.6%	34.2%	36.1%

Selling, general and administrative expenses, as reported	$356	$353	$1,413	$1,292
Rationalization charges	—	—	—	2
Selling, general and administrative expenses, as adjusted	$356	$353	$1,413	$1,290

Selling, general and administrative expenses as percent of net sales, as reported	17.6%	19.0%	16.9%	18.0%
Selling, general and administrative expenses as percent of net sales, as adjusted	17.6%	19.0%	16.9%	17.9%

Operating profit, as reported	$218	$307	$1,405	$1,295
Rationalization charges	2	2	4	11
Impairment charge for goodwill	45	—	45	—
Operating profit, as adjusted	$265	$309	$1,454	$1,306

Operating margin, as reported	10.8%	16.5%	16.8%	18.0%
Operating margin, as adjusted	13.1%	16.6%	17.4%	18.2%

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months and Years Ended December 31, 2021 and 2020
(in millions, except per common share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Income Per Common Share Reconciliation

Income from continuing operations before income taxes, as reported	$192	$275	$688	$1,131
Rationalization charges	2	2	4	11
Impairment charge for goodwill	45	—	45	—
Pension (reversion) charges associated with terminated plans	(7)	6	415	23
Fair value adjustment to contingent earnout obligation	2	—	16	—
Loss on sale of business	—	—	18	—
(Gain) on preferred stock redemption	—	—	(14)	—
Income related to an escrow settlement	—	(9)	—	(9)
Currency translation loss on liquidation of dormant entities	—	9	—	9
(Earnings) from equity investments, net	(4)	(2)	(11)	(3)
Loss on extinguishment of debt	—	—	168	6
Income from continuing operations before income taxes, as adjusted	230	281	1,329	1,168
Tax at 25% rate	(57)	(70)	(332)	(292)
Less: Net income attributable to noncontrolling interest	8	16	68	52
Income from continuing operations, as adjusted	$165	$195	$929	$824

Income from continuing operations per common share, as adjusted	$0.67	$0.75	$3.70	$3.12

Average diluted common shares outstanding	245	261	251	264

Outlook for the Year Ended December 31, 2022

	Year Ended December 31, 2022
	Low End	High End
Income Per Common Share Reconciliation

Income from continuing operations per common share	$4.06	$4.26
Rationalization charges	0.02	0.02
Allocation to participating securities per share (1)	0.02	0.02
Income from continuing operations per common share, as adjusted	$4.10	$4.30

(1) Represents the impact of distributed dividends and undistributed earnings to unvested restricted stock awards as well as an allocation to redeemable noncontrolling interest in accordance with the two-class method of calculating earnings per share.
Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and Other Financial Data - Unaudited
December 31, 2021 and 2020
(dollars in millions)

	December 31, 2021	December 31, 2020
Balance Sheet
Assets
Current Assets:
Cash and cash investments	$926	$1,326
Receivables	1,171	1,138
Inventories	1,216	876
Prepaid expenses and other	109	149
Total Current Assets	3,422	3,489

Property and equipment, net	896	908
Goodwill	568	563
Other intangible assets, net	388	357
Operating lease right-of-use assets	187	166
Other assets	114	294
Total Assets	$5,575	$5,777

Liabilities
Current Liabilities:
Accounts payable	$1,045	$893
Notes payable	10	3
Accrued liabilities	884	1,038
Total Current Liabilities	1,939	1,934

Long-term debt	2,949	2,792
Noncurrent operating lease liabilities	172	149
Other liabilities	437	481
Total Liabilities	5,497	5,356

Redeemable noncontrolling interest	22	—

Equity	56	421
Total Liabilities and Equity	$5,575	$5,777

	As of December 31,
	2021	2020
Other Financial Data
Working Capital Days
Receivable days	51	54
Inventory days	85	72
Payable days	66	71
Working capital	$1,342	$1,121
Working capital as a % of sales (LTM)	16.0%	15.6%

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows and Other Financial Data - Unaudited
For the Years Ended December 31, 2021 and 2020

                (dollars in millions)

	Year Ended December 31,
	2021	2020
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$1,154	$851
Working capital changes	(224)	102
Net cash from operating activities	930	953

Cash Flows From (For) Financing Activities:
Retirement of notes	(1,326)	(400)
Purchase of Company common stock	(1,026)	(727)
Cash dividends paid	(211)	(145)
Dividends paid to noncontrolling interest	(43)	(23)
Issuance of notes, net of issuance costs	1,481	415
Debt extinguishment costs	(160)	(5)
Proceeds from the exercise of stock options	5	26
Employee withholding taxes paid on stock-based compensation	(15)	(25)
Decrease in debt, net	(3)	(2)
Net cash for financing activities	(1,298)	(886)

Cash Flows From (For) Investing Activities:
Capital expenditures	(128)	(114)
Acquisition of businesses, net of cash acquired	(57)	(227)
Proceeds from disposition of businesses, net of cash disposed	5	870
Proceeds from disposition of financial investments	171	3
Other, net	(3)	(1)
Net cash (for) from investing activities	(12)	531

Effect of exchange rate changes on cash and cash investments	(20)	31

Cash and Cash Investments:
(Decrease) increase for the year	(400)	629
At January 1	1,326	697
At December 31	$926	$1,326

	As of December 31,
	2021	2020
Liquidity
Cash and cash investments	$926	$1,326
Revolver availability	1,000	1,000
Total Liquidity	$1,926	$2,326

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months and Years Ended December 31, 2021 and 2020
(dollars in millions)

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	Change	2021	2020	Change
Plumbing Products
Net sales	$1,228	$1,172	5%	$5,135	$4,136	24%

Operating profit, as reported	$156	$223		$929	$806
Operating margin, as reported	12.7%	19.0%		18.1%	19.5%

Rationalization charges	—	1		2	6
Accelerated depreciation related to rationalization activity	—	—		—	1
Operating profit, as adjusted	156	224		931	813
Operating margin, as adjusted	12.7%	19.1%		18.1%	19.7%

Depreciation and amortization	25	22		101	83
EBITDA, as adjusted	$181	$246		$1,032	$896

Decorative Architectural Products
Net sales	$794	$688	15%	$3,240	$3,052	6%

Operating profit, as reported	$85	$108		$581	$583
Operating margin, as reported	10.7%	15.7%		17.9%	19.1%

Rationalization charges	1	1		1	4
Accelerated depreciation related to rationalization activity	1	—		1	—
Impairment charge for goodwill	45	—		45	—
Operating profit, as adjusted	132	109		628	587
Operating margin, as adjusted	16.6%	15.8%		19.4%	19.2%

Depreciation and amortization	9	10		36	41
EBITDA, as adjusted	$141	$119		$664	$628

Total
Net sales	$2,022	$1,860	9%	$8,375	$7,188	17%

Operating profit, as reported - segment	$241	$331		$1,510	$1,389
General corporate expense, net	(23)	(24)		(105)	(94)
Operating profit, as reported	218	307		1,405	1,295
Operating margin, as reported	10.8%	16.5%		16.8%	18.0%

Rationalization charges - segment	1	2		3	10
Accelerated depreciation related to rationalization activity - segment	1	—		1	1
Impairment charge for goodwill	45	—		45	—
Operating profit, as adjusted	265	309		1,454	1,306
Operating margin, as adjusted	13.1%	16.6%		17.4%	18.2%

Depreciation and amortization - segment	34	32		137	124
Depreciation and amortization - non-operating	2	2		13	8
EBITDA, as adjusted	$301	$343		$1,604	$1,438
Historical information is available on our website.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three Months and Years Ended December 31, 2021 and 2020
(dollars in millions)

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	Change	2021	2020	Change
North American
Net sales	$1,625	$1,468	11%	$6,624	$5,805	14%

Operating profit, as reported	$204	$268		$1,214	$1,167
Operating margin, as reported	12.6%	18.3%		18.3%	20.1%

Rationalization charges	1	2		3	10
Accelerated depreciation related to rationalization activity	1	—		1	1
Impairment charge for goodwill	45	—		45	—
Operating profit, as adjusted	251	270		1,263	1,178
Operating margin, as adjusted	15.4%	18.4%		19.1%	20.3%

Depreciation and amortization	21	20		87	80
EBITDA, as adjusted	$272	$290		$1,350	$1,258

International
Net sales	$397	$392	1%	$1,751	$1,383	27%

Operating profit, as reported	$37	$63		$296	$222
Operating margin, as reported	9.3%	16.1%		16.9%	16.1%

Depreciation and amortization	13	12		50	44
EBITDA	$50	$75		$346	$266

Total
Net sales	$2,022	$1,860	9%	$8,375	$7,188	17%

Operating profit, as reported - segment	$241	$331		$1,510	$1,389
General corporate expense, net	(23)	(24)		(105)	(94)
Operating profit, as reported	218	307		1,405	1,295
Operating margin, as reported	10.8%	16.5%		16.8%	18.0%

Rationalization charges - segment	1	2		3	10
Accelerated depreciation related to rationalization activity - segment	1	—		1	1
Impairment charge for goodwill	45	—		45	—
Operating profit, as adjusted	265	309		1,454	1,306
Operating margin, as adjusted	13.1%	16.6%		17.4%	18.2%

Depreciation and amortization - segment	34	32		137	124
Depreciation and amortization - non-operating	2	2		13	8
EBITDA, as adjusted	$301	$343		$1,604	$1,438

Historical information is available on our website.